EXHIBIT 23.2



                         Consent Of Independent Auditors



The Board of Directors
MedicaLogic, Inc.:

We consent to incorporation by reference in the Registration Statement on Form S-8 of MedicaLogic, Inc. of our report dated July 23, 1999 relating to the balance sheet of PrimaCis Health Information Technology, Inc. as of December 31, 1998, and the related statements of operations, stockholders' deficit and cash flows for the year ended December 31, 1998, which report appears in the Form S-1 of MedicaLogic, Inc. (No. 333-87285).

KPMG LLP


Portland, Oregon
January 11, 2000